As filed with the Securities and Exchange Commission on January 25, 2010
Registration No. 333-139184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TVIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

4800 Great America Parkway, Ste. 405
Santa Clara, CA 95054
Delaware	(408) 327-8000	94-3175152
(State or Other Jurisdiction of	(Address, Including Zip Code, and Telephone Number, Including Area	(I.R.S. Employer
Incorporation or Organization)	Code, of Registrant’s Principal Executive Offices)	Identification Number)
Zhaofang Wen
4800 Great America Parkway, Ste. 405
Santa Clara, CA
(408) 327-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Approximate Date of Commencement of Proposed Sale to the Public: No longer applicable because the securities are being removed from registration.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
Tvia, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-1, Registration No. 333-139184, (the “Registration Statement”), pertaining to the resale by the selling stockholders named in the Registration Statement of common stock of the Company.
In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zhuhai, Guangdong Province, People’s Republic of China, on January 25, 2010.

Tvia, Inc.
By:	/s/ Zhaofang Wen
Zhaofang Wen
Responsible Individual